Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2017 relating to the financial statements and financial statement schedules, which appears in PlayAGS, Inc.’s (formerly, AP Gaming Holdco, Inc) Registration Statement on Form S-1 filed with the Commission on December 19, 2017, and as amended on January 16, 2018 (Registration No. 333-222150).

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

January 26, 2018